Exhibit (n)(2)

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Pre-Effective Amendment No.2 to the Registration Statement on Form N-2 of FS Energy and Power Fund of our reports dated March 30, 2012 and May 10, 2012, relating to our audits of the consolidated financial statements and financial statement schedule, appearing in the Prospectus, which is a part of such Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ McGladrey LLP

Blue Bell, Pennsylvania

February 27, 2013